                                                                     EXHIBIT 4.2


                                 TERM NOTE


$6,153,846                                                          May 28, 1998


     FOR VALUE RECEIVED, the undersigned, WHITTAKER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL
                  --------
BANK OF CHICAGO (the "Lender") the principal sum of SIX MILLION ONE HUNDRED
                      ------
FIFTY THREE THOUSAND EIGHT HUNDRED FORTY SIX AND NO/100 DOLLARS ($6,153,846) or, if less, the aggregate unpaid principal amount of its Term Loan shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, Canadian
                              ----------------
Imperial Bank of Commerce, as Administrative Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on May 30, 2003.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

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

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                              WHITTAKER CORPORATION


                              By: /s/ John K. Otto
                                 ----------------------------
                              Title: Chief Financial Officer

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                         LOANS AND PRINCIPAL PAYMENTS



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                                                     Amount of         Unpaid Principal
             Amount of Loan Made      Interest    Principal Repaid         Balance
             -------------------       Period     ----------------     ----------------
              Base    Eurodollar        (if       Base  Eurodollar     Base  Eurodollar             Notation
  Date        Rate      Rate         applicable)  Rate     Rate        Rate     Rate       Total    Made By
==============================================================================================================

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

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